Exhibit 4.23

SECURITY AGREEMENT

This is a Security Agreement covering personal property as well as other property real and/or personal

PUGET SOUND ENERGY, INC.

TO

BNY MIDWEST TRUST COMPANY,

TRUSTEE

____________________

THIRTY-THIRD SUPPLEMENTAL INDENTURE

Dated as of April 27, 2005

SUPPLEMENTING

INDENTURE OF FIRST MORTGAGE

Dated as of April 1, 1957

THIS THIRTY-THIRD SUPPLEMENTAL INDENTURE, made as of the 27th day of April, 2005, by and between Puget Sound Energy, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the "Company"), party of the first part, and BNY Midwest Trust Company, an Illinois trust company, with a principal corporate trust office at 2 North LaSalle Street, Suite 1020, Chicago, Illinois, 60602 (successor to Harris Trust and Savings Bank) (hereinafter sometimes called the "Trustee"), as Trustee under the Indenture of First Mortgage dated as of April 1, 1957 (hereinafter called the "Original Indenture" or, as heretofore supplemented and modified, hereinafter called the "Indenture"), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: that

WHEREAS, Washington Natural Gas Company, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "First Predecessor Company"), which was merged into Washington Natural Gas Company, a corporation organized and existing under the laws of the State of Washington (hereinafter called the "Second Predecessor Company") on August 9, 1978, had heretofore executed and delivered to the Trustee its Original Indenture, in order, among other things, to secure, as provided therein, the payment of the principal of and premium, if any, and interest on its bonds (in the Indenture and herein called the "Bonds") at any time issued and outstanding thereunder according to their tenor and effect, said Bonds to be designated generally as its "First Mortgage Bonds," and to be issued in one or more series as provided in the Original Indenture; and

WHEREAS, the First Predecessor Company had heretofore executed and delivered sixteen indentures supplemental to the Original Indenture as follows: First Supplemental Indenture, dated as of April 1, 1957, naming and appointing, pursuant to the provisions of Section 15.18 of the Original Indenture, R.H. Long, an individual, to act as Co-Trustee jointly with the Trustee, Second Supplemental Indenture dated as of October 1, 1959, Third Supplemental Indenture dated as of May 1, 1961, Fourth Supplemental Indenture dated as of May 1, 1963, Fifth Supplemental Indenture dated as of June 1, 1965, Sixth Supplemental Indenture dated as of August 1, 1966, Seventh Supplemental Indenture dated as of February 1, 1967, Eighth Supplemental Indenture dated as of September 1, 1967, Ninth Supplemental Indenture dated as of September 1, 1968, Tenth Supplemental Indenture dated as of June 1, 1970, Eleventh Supplemental Indenture dated as of April 1, 1971, Twelfth Supplemental Indenture dated as of November 1, 1972, Thirteenth Supplemental Indenture dated as of September 1, 1975, Fourteenth Supplemental Indenture dated as of September 15, 1975, Fifteenth Supplemental Indenture dated as of March 1, 1977 and Sixteenth Supplemental Indenture dated as of June 1, 1977, naming and appointing, pursuant to the provisions of Section 15.18 of the Original Indenture, R.G. Mason, an individual, to act as successor Co-Trustee, pursuant to each of which supplemental indentures, except said First, Seventh, and Sixteenth Supplemental Indentures, the First Predecessor Company provided for the creation of an issue of First Mortgage Bonds, and said Sixth and Seventh Supplemental Indentures provided for certain modifications of the Original Indenture; and

WHEREAS, the Second Predecessor Company has heretofore executed and delivered a Seventeenth Supplemental Indenture dated as of August 9, 1978, whereby the Second Predecessor Company succeeded to the First Predecessor Company with the same effect as if the Second Predecessor Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the First Predecessor Company merged into the Second Predecessor Company on August 9, 1978 whereupon the Second Predecessor Company acquired all the property, real, personal or mixed, including all rights, privileges, immunities and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the First Predecessor Company since the execution and delivery of the Original Indenture, which by the terms of the Original Indenture is subject or intended to be subjected to the lien thereof; and

WHEREAS, the Second Predecessor Company has also heretofore executed and delivered an Eighteenth Supplemental Indenture dated as of September 1, 1979, a Nineteenth Supplemental Indenture dated as of January 15, 1982, a Twentieth Supplemental Indenture dated as of August 15, 1983, a Twenty-first Supplemental Indenture dated as of August 15, 1983, a Twenty-second Supplemental Indenture dates as of July 15, 1986, a Twenty-third Supplemental Indenture dated as of July 15, 1986, a Twenty-fourth Supplemental Indenture dated as of December 15, 1987, a Twenty-fifth Supplemental Indenture dated as of August 15, 1988, a Twenty-sixth Supplemental Indenture dated as of September 1, 1990, a Twenty-seventh Supplemental Indenture dated as of September 1, 1990, a Twenty-eighth Supplemental Indenture dated as of July 1, 1991, a Twenty-ninth Supplemental Indenture dated as of June 1, 1993 and a Thirtieth Supplemental Indenture dated as of August 15, 1995 pursuant to each of which supplemental indentures the Second Predecessor Company provided for the creation of an issue of First Mortgage Bonds, and said Twenty-second and Twenty-eighth Supplemental Indentures provided for certain modifications of the Original Indenture; and

WHEREAS, the Company has heretofore executed and delivered a Thirty-first Supplemental Indenture dated as of February 10, 1997, whereby the Company succeeded to the Second Predecessor Company with the same effect as if the Company had been named in the Original Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Second Predecessor Company merged into the Issuer on February 10, 1997 whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, immunities and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Indenture, which by the terms of the Indenture is subject or intended to be subjected to the lien thereof, such Thirty-first Supplemental Indenture further provided for certain modifications of the original indenture;

WHEREAS, the Company has also heretofore executed and delivered a Thirty-Second Supplemental Indenture dated as of April 27, 2005, pursuant to such supplemental indentures the Company provided for the creation of an issue of First Mortgage Bonds; and

WHEREAS, pursuant to the Original Indenture, as heretofore supplemented and modified, there have been executed, authenticated, delivered and issued and there are outstanding as of the date hereof, First Mortgage Bonds of series and in principal amounts as follows:

Principal Amount of Bonds	Series
Twenty-Five Million Dollars ($25,000,000)	9.57% First Mortgage Bonds due 2020
Four Million Five Hundred Thousand Dollars ($4,500,000)	6.51% and 6.10% Secured Medium-Term Notes, Series B due 2008
Thirteen Million Dollars ($13,000,000)	6.83% and 6.90% Secured Medium-Term Notes, Series B due 2013
Thirty-One Million Dollars ($31,000,000)	6.92% and 6.93% Secured Medium-Term Notes, Series C due 2005
Ten Million Dollars ($10,000,000)	6.58% Secured Medium-Term Notes, Series C due 2006
Twenty-Five Million Dollars ($25,000,000)	7.02% and 7.04% Secured Medium-Term Notes, Series C due 2007
Eight Million Dollars ($8,000,000)	6.61% and 6.62% Secured Medium-Term Notes, Series C due 2009
Seven Million Dollars ($7,000,000)	7.12% Secured Medium-Term Notes, Series C due 2010
Twelve Million Dollars ($12,000,000)	7.35% and 7.36% Secured Medium-Term Notes, Series C due 2015
Seventeen Million Dollars ($17,000,000)	7.15% and 7.20% Secured Medium-Term Notes, Series C due 2025

WHEREAS, R.G. Mason, the successor Co-Trustee, resigned on July 31, 1993 and no successor trustee was appointed to replace him;

WHEREAS, Harris Trust and Savings Bank (the "Original Trustee") resigned as Trustee, Paying Agent and Registrar under the Indenture on April 1, 2002;

WHEREAS, effective April 1, 2002, the Company appointed BNY Midwest Trust Company to act as Trustee, Paying Agent and Registrar to succeed the Original Trustee in such capacities under the Indenture;

WHEREAS, the Company has entered into an Indenture (the "Debenture Indenture") dated as of December 1, 1997 with U.S. Bank National Association (as successor to State Street Bank and Trust Company) as trustee (in such capacity, the "Debenture Indenture Trustee") pursuant to which the Company proposes to issue from time to time its Senior Notes (the "Senior Notes") and the Company has agreed to make certain payments to the Debenture Indenture Trustee in respect of the principal of, premium, if any, and interest on such Senior Notes; and

WHEREAS, in order to secure the payment and performance of its obligations under such Debenture Indenture, the Company has agreed to create new Bonds from time to time with substantially the same terms as the Senior Notes; to issue and deliver such Bonds to the Debenture Indenture Trustee in trust for the benefit of the owners from time to time of the Senior Notes; and

WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated as "Pledged First Mortgage Bonds" due Nine Months or More From Date of Issue (hereinafter sometimes called "Bonds of the New Series"), and has authorized the issuance of an unlimited aggregate principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Company desires to execute and deliver this Thirty-Third Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of confirming the lien of the Indenture on certain property acquired or constructed by the Company since the execution and delivery of the Mortgage and on certain betterments, improvements and additions made by the Company to property previously described in the Indenture.

NOW, THEREFORE, WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Energy, Inc., organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto BNY Midwest Trust Company, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

[The remainder of this page intentionally left blank]

List of Real Estate in the State of Washington Acquired by
Puget Sound Energy, Inc. to Date, and Not Heretofore Specifically
Described in Any Prior Supplemental Indenture*
Puget Sound Energy, Inc.

IN KING COUNTY, WASHINGTON:

Section:	02
Township:	21 North
Range:	05 East, W.M.
Description:
That portion of Government Lot 2 and of the Southwest quarter of the Northeast quarter of Section 2, Township 21 North, Range 5 East, W.M., in King County, Washington, described as follows:
Beginning at the Northwest corner of Government Lot 2;
Thence North 89°23'05" West along the North line of Government Lot 3 in said Section 2, 216.26 feet to an intersection with the centerline of State Road No. 5-B;
Thence South 43°48'35" East, along said centerline 1,622.00 feet;
Thence South 41°17'10" West 30.11 feet to the West margin of said State No. 5-B which is the TRUE POINT OF BEGINNING;
Thence North 43°48'35" West along the West margin of said State Road 261.81 feet to the Southeasterly margin of the Northern Pacific Railway right-of-way;
Thence South 63°19'32" West along said right-of-way 378.90 feet;
Thence South 43°48'35" East 385.14 feet;
Thence North 50°30'10" East 120.50 feet;
Thence North 41°17'10" East 242.81 feet to the point of beginning;
EXCEPT the Southeasterly 30 feet for road purposes in King County, Washington.

____________________________
** All numbers in the row following the designation "Township," indicate townships north of the Willamette Base Line, and the Letters "E" and "W" in the row following the designation "Range," indicate east or west, as the case may be, of the Willamette Meridian.

	Special Exceptions:
	1.	Easement and the terms and conditions referenced therein, including, but not limited to, the following:
		Grantee:	Not disclosed
		Purpose:	Utilities
		Area Affected:	The Southwesterly 164 feet thereof;
			And Except Any portion thereof lying within
			County road right-of-way
		Recorded:	August 14, 1980
		Recording Number:	8008140668

	2.	Restrictions limiting the use of that portion of the property herein described lying within 100 feet from a water
		well as imposed by instrument recorded under Recording Number 8008140667.

	3.	General and Special Taxes and Charges: first half delinquent May 1, if unpaid: second half delinquent
		November 1, if unpaid:
		Year:	2004
		Tax Account Number:	022105-9097-03
		Levy Code:	5150
		Current Assessed Value:
		Land:	$94,000.00
		Improvements:	$198,000.00
			Amount Billed
		General Taxes:	$3,850.10
		Special District:	$91.43
			$10.57
			$1.77
			$5.00
		Total Billed:	$3,958.87
		Paid:	$1,979.44
		Total Due:	$1,979.43

Deed From:	Kyle B. Rynning Katherine J. Rynning
Deed Records Auditors File No.	20040601002140
Assessor’s Tax Parcel ID#	022105-9097-03

IN KING COUNTY, WASHINGTON:

Description:
The land referred to in this policy is situated in the State of Washington, County of King and is described as follows:

Tract “U-1” of Redmond Ridge Master Plat, according to plat recorded October 5, 1999 in Volume 191 of Plats at Pages 61 through 80, inclusive, under Recording No. 19991005000688, in King County, Washington.

Special Exceptions:

1. Easement, including terms and provisions contained therein:
    Recorded:                                                          June 26, 1956
    Recording No.:                                                  4705906
    In Favor Of:                                                       Pacific Northwest Pipeline Corporation
    For:                                                                   75 foot eight of way for a pipeline not to exceed 27 inches in diameter for the transportation of natural gas
    Affects:                                                              Refer to said instrument for the exact location
    Modification and/or Amendment by Instruments:
    Recording Nos.:                                                5491878, 71077200361 and 9808131030

2. Utility Extension Agreement and the terms and conditions thereof:
     Between:                                                          City of Redmond
     And:                                                                 The Quadrant Corporation
     Recorded:                                                         July 16, 1992
     Recording No.:                                                 9207160280

3. Conditions, notes and provisions contained and/or delineated on the face of the survey recorded under King
    County Recording No. 9511160617.

4. Covenant agreement and the terms and conditions thereof:
     Between:                                                           Lake of the Woods
     Homeowners:                                                   Association and assigns and successors
     And:                                                                 The Quadrant Corporation and assigns and successors
     Recorded:                                                         May 7, 1996
     Recording No.:                                                 9605071063

5. Northridge Urban Planned Development and fully contained Community Development Agreement and the terms and conditions thereof:
     Between:                                                         King County
     And:                                                                The Quadrant Corporation
     Recorded:                                                        February 18, 1997
     Recording No.:                                                 9702181008

6. Conditions, notes and provisions contained and/or delineated on the face of the survey recorded under King
    County Recording No. 19990706900013.

7.  Terms and conditions of declaration of utilities, landscaping and trail easement
      Recorded:                                                          September 9, 1999
      Recording No.:                                                  19990909000992

8.   Restrictions, conditions, dedications, notes, easements and provisions contained and/or delineated on the face of the plat recorded under King County Recording No.19991005000688.

9.  Terms and conditions of declaration of easements and covenant to share costs for Redmond Ridge:
      Recorded:                                                            October 8, 1999
      Recording No.:                                                    19991008001403

10. Covenants, conditions, restrictions and/or easements; but deleting any covenant, condition or restriction indicating a  preference, limitation or discrimination based on race, color, religion, sex, handicap, family status, or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604(c):
Recorded:                                                              October 8, 1999
Recording No.:                                                      1999100801404

11. Provisions of the Articles of Incorporation and By-Laws of the Redmond Ridge Residential Association, and any tax, fee, assessments or charges as may be levied by said association.

Deed From:	The Quadrant Corporation
Deed Records Auditors File No.	19991215001669
Assessor’s Tax Parcel ID#	720225-0230

IN LEWIS COUNTY, WASHINGTON

Section:	8
Township:	12 North
Range:	01 West, W.M.
Description:
Government Lot 1 and the East half of the Northwest quarter of the Southeast quarter of Section 8, Township 12 North, Range 1 West, W.M., Lewis County, Washington.
EXCEPT the South 416 feet of the West 208 feet of the East half of the Northwest quarter of the Southeast quarter of Section 8, Township 12 North, Range 1 West, W.M., Lewis County, Washington.
ALSO EXCEPT that portion of Government Lot 1 lying Southerly and Easterly of Zandecki Road.

SPECIAL EXCEPTIONS:

1. Last half general taxes for 2001 in the amount of $448.22 and $7.45 for fire patrol, Parcel No. 14473-1-2.
    TCA#120

2. Gas Storage Agreement and option for oil and gas lease affecting the premises herein stated, executed by the parties herein named, Washington Natural Gas Company, agent and operator of the Jackson Prairie Gas
     Storage Project, upon the terms, covenants, and conditions therein provided.
      Dated:                                                                February 26, 1981
      Owner-Lessor:                                                   Jack and Merle Salsbury
      Recorded:                                                          April 3, 1981
      Volume/Page:                                                     224/408
      Auditor's No.:                                                    887053

3. A lease affecting the premises herein stated, executed by and between the parties herein named for the term, and upon the terms and provisions therein provided.
    Dated:                                                                  February 18, 1998
    Lessor:                                                                 Shelia M. Hannum
    Lessee:                                                                 Joy A. Stohr, dba Douglas Fir Christmas Tree Company
    Recorded:                                                            May 13, 1998
    Auditor's No.:                                                      3041449
    Term:                                                                   8 years beginning: May 20, 2000
    Affects:                                                                A portion of said property
    Assignment and Assumption of Lease recorded August 16,  2000 under Auditor’s File No. 3098084.

4. An easement affecting the portion of said premises and for the purposes stated herein and incidental purposes.
    For:                                                                      Pipeline
    In Favor Of:                                                         Washington Water Power Company, et al
    Recorded:                                                            January 19, 1966
    Auditor's No.:                                                      690170
    Affects:                                                                Said property and other property

5. An easement affecting the portion of said premises and for the purposes stated herein and incidental purposes.
    For:                                                                       Private Road and Pipeline Easement
    In Favor Of:                                                          The Washington Water Power Company, Washington
                                                                                 Natural Gas Company and El Paso Natural Gas
    Recorded:                                                             May 3, 1967
    Auditor's No.:                                                       709831
    Affects:                                                                 A portion of said property

6. An easement affecting the portion of said premises and for the purposes stated herein and incidental purposes.
    For:                                                                        Pipeline Easement
    In Favor Of:                                                           Washington Natural Gas Company, The Washington
                                                                                  Power Company and Northwest Pipeline Corporation
    Recorded:                                                              October 22, 1981
    Auditor's No.:                                                        894121
    Affects:                                                                  A portion of said property

7. Rights of the public in and to that portion of said premises lying within the Zandecki County Road.

8. Matters disclosed by a record of survey
     Recorded:                                                            September 8, 1981
     Volume/Page:                                                       5/14
     Auditor's No.:                                                      892498
     As Follows:                                                          Fenceline is not located on described boundary line
     Affects:                                                                East line

Deed From:	Jerome R. Klima, Jr., as his separate estate
Deed Records Auditors File No.	014473-001-002
Assessor’s Tax Parcel ID#	3117912

IN PIERCE COUNTY, WASHINGTON

Section:	01
Township:	21 North
Range:	01 East, W.M.
Description:
Beginning at the Northeast corner of Government Lot 1 in Section 1 Township 21 North, Range 1 East of the W.M., in Pierce County, Washington; thence West along the North line thereof 682.5 feet; thence South 1022 feet; thence East to the East line of said Government Lot 1; thence North along said East line to the Point of Beginning

Except the East 30 feet for right of way conveyed to Pierce County by instrument recorded under Recording Number 2377119

Except that portion lying Northeasterly of the Southwesterly line of a tract conveyed to Pierce County by deed recorded under Recording Number 9502170217

Special Exceptions:

1. General taxes: First half delinquent May 1, second half delinquent November 1:
     Year:                       2002
     Amount Billed:                  $3801.22
     Amount Paid:                   $1900.61
     Amount Due:                                               $1900.61
     Tax Account Number:                                 0121011026
     Levy Code:                                                 480
     Assessed Value-Land:                                 $301,000.00
     Assessed Value-Improvements:                   $-0-

2. Right to make necessary slopes for cuts or fills upon property herein described as granted in deed:
     Grantee:                                                         Pierce County
     Recording Number:                                        237719

3.  Terms of construction permit recorded under Recording Number 9502170218 granting to Pierce County the right to enter upon said premises for any and all purposes incidental to the construction of Bujacich Road Northwest

Deed From:
131st Northwest Joint Venture Co-Owners, a Joint Venture consisting of John P. Murphy, a married person, John Connell, a single person, and William G. Scannell, a single person and Connie J. Wright, formerly Connie J. Scannell, a married person.

Deed Records Auditors File No.	200206250365
Assessor’s Tax Parcel ID#	0121011026

IN SNOHOMISH COUNTY, WASHINGTON

Section:	11
Township:	29 North
Range:	05 East, W.M.
Description:
Lot 1 of Short Plat No. ZA9409199SP recorded under Recording Number 200012295003, being a portion of the West half of the Southwest quarter of the Northeast quarter of Section 11, Township 20 North, Range 5 East, W.M., in Snohomish County, Washington.

Subject to:

Covenants, conditions and restrictions contained in instrument:

Recorded:               November 30, 1936
Recording Number:                               588972

Covenants, conditions, and restrictions and easements contained in Survey, including provisions for maintenance of the private roads

Recorded:                   December 29, 2000
Recording Number:                             200012295003

Covenants, conditions and restrictions contained in instrument:

Recorded:                December 20, 2000
Recording Number:                             2000122200167
A copy of which is hereto attached:

Agreement and the terms and conditions thereof:

By and between: Snohomish County, Stewart  Title & Escrow, Soper Hill  Properties, Inc., a Washington corporation, Everett Mutual  Bank, and their respective  heirs, successors and assigns.
Dated:                     November 1, 2000
Recording Number:                               200012290317
Regarding:                                             Indemnification agreement

S.C.C. Title 26A requires the per New Dwelling Unit Fee Payment in the amount of $1,040,00 for Mitigation of Impacts on the County Parks Marysville District #8. The Developer of this Short Subdivision has elected to defer this Payment obligation to a time preceding Building Permit issuance. Notice of this Fee Payment Obligation shall be contained in any Deeds involving this Subdivision or the Lots therein.

S.C.C. Title 26C requires the per New Dwelling Unit Fee payment in the amount of $1,914,00 for Mitigation of Impacts on the Lake Stevens School District. The Developer of this Short Subdivision has elected to defer this Payment obligation to a time preceding Building Permit issuance. Notice of this Fee Payment Obligation shall be contained in any Deeds involving this Subdivision or the Lots therein.

Deed From:	Northwest Pipeline, a Delaware Corporation
Deed Records Auditors File No.	200407010115
Assessor’s Tax Parcel ID#	29-0511-001-069-00

IN SNOHOMISH COUNTY, WASHINGTON

Section:	01
Township:	28 North
Range:	05 East, W.M.
Description:
That portion of Lot 258, Sunny Side Five Acre Tracts, lying Northerly of secondary State Highway No. 15-A, according to the Plat thereof recorded in Volume 7 of Plats, Page 19, in Snohomish County, Washington,

Situate in the county of Snohomish, State of Washington.

Subject to:

Easement and the terms and conditions thereof:
Grantee:                  The City of Seattle, a municipal corporation
Purpose:                 Operation and maintenance of an Electric Transmission System
Area Affected:                                As located
Recorded:                                       July 28, 1922
Recording Number:                         301727

Conveyance of Easement and Right of Way and the terms and conditions thereof:
Recorded:                April 12, 1951
Recording Number:                          989086

Easement and the terms and conditions thereof:
Grantee:                                             United States of America and its assigns
Purpose:                                             Electric power transmission lines and appurtenant signal lines
Area Affected:                                    As located
Recorded:                                          April 21, 1951
Recording Number:                            1004248

Right to Use Power Line Easement and Right of Way and the terms and conditions thereof:
Recorded:                                          June 2, 1958
Recording Number:                           1284881

Right to Use Power Line Easement and Right of Way and the terms and conditions thereof:
Recorded:                                           November 21, 1960
Recording Number:                             1430533

Relinquishment of access to state highway and of light, view and air by deed to state of Washington:
Recorded:                                            March 2, 1956
Recording Number:                              1181945

Right-of-Way and Easement and the terms and conditions thereof:
Grantee:                                               Northwest Pipeline Corporation
Purpose:                                              An exclusive right-of-way and easement to locate, survey, construct, entrench, maintain, repair, replace, protect, inspect and operate a pipeline or pipelines, cathodic equipment and/or appurtenances.
Area Affected:                                     As shown in said document
Recorded:                                            November 12, 2003
Recording Number:                              200311120814

Deed From:	Northwest Pipeline Corporation, a Delaware corporation
Deed Records Auditors File No.	200412290600
Assessor’s Tax Parcel ID#	00-5907-000-258-01

IN SNOHOMISH COUNTY, WASHINGTON

Section:	12
Township:	29 North
Range:	05 East, W.M.
Description:
The following described real estate, situated in the County of Snohomish, State of Washington:
That portion of the Northwest Quarter of the Northwest Quarter of Section 12, Township 29 North, Range 5 East, W.M., in Snohomish County, Washington being described as follows:

Commencing at the Southwest Corner of said Subdivision;
Thence North 00°08'22" East along the West line thereof, 87.17 feet;
Thence East 188.77 feet to the True Point of Beginning;
Thence Continuing East 50.00 feet;
Thence South 50.00 feet;
Thence West 50.00 feet;
Thence North 50.00 feet to the True Point of Beginning.

Together with an easement for ingress and egress as set forth in Right of Way and Easement Agreement recorded under Recording No. 200404020438.

That portion of the Northwest Quarter of the Northwest Quarter of Section 12, Township 29 North, Range 5 East, W.M., in Snohomish County, Washington, being a 20 foot wide strip of land described as follows:

Commencing at the Southwest corner of said subdivision thence N00°08'22"E along the West line thereof 87.17 feet; thence East 212.07 feet to the true point of beginning; thence N41°28'45"W 120.72 feet; thence N88°12'32"W 91.96 feet to the Easterly right of way margin of 83rd Avenue Northeast; thence N00°08'22"E along said Easterly margin 20.01 feet; thence S88°12'32" 101.17 feet; thence S41°28'45E 147.04 feet; thence West 26.70 feet to the true point of beginning.

Deed From:	Northwest Pipeline Corporation, a Delaware corporation
Deed Records Auditors File No.	200412290601
Assessor’s Tax Parcel ID#	29-0512-002-019-00; Portion of 29-0512-002-003-00

IN SNOHOMISH COUNTY, WASHINGTON

Section:	33
Township:	28 North
Range:	05 East, W.M.
Description:
That portion of the Northeast Quarter of the Northeast Quarter of the Northeast Quarter of Section 33, Township 28, North Range 5, East, W.M., lying Northerly and Westerly of Seattle Hill Road and Southerly of 132nd Street Southeast;

And also the East 24.41 feet of the East 100 feet of that portion of the Northwest Quarter of the Northeast Quarter of the Northeast Quarter of Section 33, Township 28 North, Range 5 East, W.M., lying Northerly of Seattle Hill Road and Southerly of 132nd Street Southeast;

Also known as Lot 2 of Boundary Line Adjustment No. 106723 and filed under Snohomish County Auditor’s File No. 200009070179, Records of Snohomish County, Washington;

Except that portion of the above described Lot 2 lying North of the following described line:

Beginning at the Northwest corner of the above described property, said point being a County Engineer’s Station (hereinafter referred to as “CES”) 108+92.24, Right 50.00 feet;
Thence South 01°10'51" West along the West line of said Lot 2, a distance of 140.00 feet to “CES” 108+96.42, right 190.00 feet, and the point of beginning;
Thence South 88°20'15" East, a distance of 80.72 feet to “CES” 109+77.14, right 190.00 feet, to the Westerly margin of Seattle Hill Road and the terminus;
All as shown on the 132nd Street Southeast improvements:

Seattle Hill Road to 65th Avenue Southeast, right of way plat approved March 15, 2000, Survey 3571.

Situate in the County of Snohomish, State of Washington.

Special Exceptions:

1.  General Taxes: First half delinquent May 1, second half delinquent November 1:
Year:                    2001
Total Tax Billed:                                    $211.80
Total Tax Owing:                                  $105.90 Plus Interest and/or Penalties, If Any
Tax Account Number:                           280533-001-001-00
Levy Code:                                           03059
Assessed Value-Land:                           $14,000.00
Assessed Value-Improvements:             $-0-

2.  Covenants, Conditions, Restrictions, Dedications, Agreements and Notes, as contained in Snohomish County Boundary Line Adjustment Number 000-106723, recorded under Recording Number 200009070179.

Deed From:	Simba Development, LLC
Deed Records Auditors File No.	200112210894
Assessor’s Tax Parcel ID#	28-0533-001-001-00; Portion of 28-0533-001-035-00

ARTICLE ONE

MISCELLANEOUS

SECTION 1.01

This Thirty-Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all the provisions, terms, covenants, and conditions of the Indenture shall be applicable to the Bonds of the New Series to the same extent as if specifically set forth herein.

SECTION 1.02

The Trustee has accepted the amendment of the Indenture effected by this Thirty-Third Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Thirty-Third Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

SECTION 1.03

The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of the Thirty-Third Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted so long as any of the Bonds issued under the Indenture are outstanding; and -that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 1.04

This Thirty-Third Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 1.05

Although this Thirty-Third Supplemental Indenture is dated for convenience and for the purpose of reference as of April 27, 2005, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

IN WITNESS WHEREOF, Puget Sound Energy, Inc. has caused this Thirty-Third Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, all on April ___, 2005, but as of the day and year first above written.

PUGET SOUND ENERGY, INC.

By /s/ James W. Eldredge
James W. Eldredge
Vice President Corporate Secretary,
Controller, and Chief Accounting Officer

Attest:

/s/ Michael J. Stanik
Michael J. Stanik
Assistant Corporate Secretary
and Assistant Controller

STATE OF WASHINGTON )
) ss:
COUNTY OF KING  )

On this ______ day of ______________, 2005, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared James W. Eldredge, to me known to be the Vice President Corporate Secretary, Controller, and Chief Accounting Officer of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and they acknowledged to me that they signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do.

WITNESS my hand and official seal the day and year in this certificate above written.

____________________________________
Notary Name:
Notary Public in and for the State of
____________, residing at ________________.
My commission expires ____________.

STATE OF WASHINGTON )
) ss:
COUNTY OF KING  )

On this ______ day of ______________, 2005, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Michael J. Stranik, to me known to be the Assistant Corporate Secretary and Assistant Controller of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and they acknowledged to me that they signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do.

WITNESS my hand and official seal the day and year in this certificate above written.

____________________________________
Notary Name:
Notary Public in and for the State of
____________, residing at ________________.
My commission expires ____________.